FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE AWARDED MINI FRANCHISE IN HOUSTON-METRO MARKET AND DISPOSES OF FORD DEALERSHIP IN FLORIDA

Property Valuations Adjusted

HOUSTON, June 23, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced today that it was awarded a Mini franchise to complement its existing BMW of Clear Lake store in the Houston-Metro market and that it has sold its Pines Ford Lincoln Mercury dealership in Pembroke Pines, Fla.

The company will begin selling Mini vehicles out of a newly-constructed, exclusive showroom at its current Clear Lake location in July 2010. The franchise is expected to generate an additional $11.0 million in estimated annual revenues.

The three franchises within the Pines Ford Lincoln Mercury dealership generated $51.7 million of trailing-12-month revenues. The company estimates it will incur approximately $5.0 million in pretax exit costs associated with losses on the sale of the dealership property and assets.

Including the above-mentioned transactions, Group 1 has acquired nine franchises with $253.2 million in total estimated annual revenues and has disposed of three franchises with $51.7 million in total trailing-12-month revenues in 2010.

In addition to the costs associated with the Pines disposal, Group 1 also anticipates incurring approximately $1.4 million in pretax non-cash asset impairment charges for other domestic dealership properties in the second quarter of 2010.

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 136 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com